As filed with the Securities and Exchange Commission on March 9, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2518457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9119 Gaither Road Gaithersburg, MD	20877
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

(Full title of the plans)

Kristi Jones

Chief Executive Officer

NexImmune, Inc.

9119 Gaither Road

Gaithersburg, MD 20877

(301) 825-9810

(Name, address and telephone number, including area code, of agent for service)

Copies to:

John T. Rudy, Esq. Matthew T. Simpson, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	John Trainer Chief Financial Officer NexImmune 9119 Gaither Road Gaithersburg, MD 20877 (301) 825-9810

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement registers 1,141,445 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of NexImmune, Inc. (the “Registrant”) under the Registrant’s 2021 Equity Incentive Plan (the “Plan”), representing an increase of 1,141,445 shares of Common Stock reserved for issuance under the Plan, effective January 1, 2022 by operation of the “evergreen” provision contained in the Plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File No. 333-253527). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-253527) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant	Form S-1 (Exhibit 4.1)	02/8/2021	333-252220

4.2	Sixth Amended and Restated Certificate of Incorporation of the Registrant	Form 8-K (Exhibit 3.1)	02/18/2021	001-40045

4.3	Amended and Restated Bylaws of the Registrant	Form 8-K (Exhibit 3.2)	02/18/2021	001-40045

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page to this Registration Statement)

99.1	NexImmune 2021 Equity Incentive Plan and forms of award agreements thereunder	Form S-1 (Exhibits 10.4.1 and 10.4.2)	02/08/2021	333-252220

107*	Calculation of Filing Fee

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland on the 9th day of March, 2022.

NEXIMMUNE, INC.

By:	/s/ Kristi Jones
Kristi Jones, R.P.H.
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of NexImmune, Inc. whose signature appears below hereby severally constitutes and appoints Kristi Jones and John Trainer, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, to sign for us in our names, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NexImmune, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kristi Jones	President, Chief Executive Officer and Director (principal executive officer)	March 9, 2022
Kristi Jones, R.P.H.

/s/ John Trainer	Chief Financial Officer (principal accounting officer and principal financial officer)	March 9, 2022
John Trainer, M.B.A.

/s/ Sol J. Barer	Chairman of the Board of Directors	March 9, 2022
Sol J. Barer, Ph.D.

/s/ Alan S. Roemer	Director	March 9, 2022
Alan S. Roemer, M.B.A., M.P.H

/s/ Tim Bertram	Director	March 9, 2022
Tim Bertram, Ph.D.

/s/ Paul D’Angio	Director	March 9, 2022
Paul D’Angio, R.P.H., M.S.J.

/s/ Zhengbin (Bing) Yao	Director	March 9, 2022
Zhengbin (Bing) Yao, Ph.D.

/s/ Grant Verstandig	Director	March 9, 2022
Grant Verstandig